Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement:

(1)	Registration Statement (Form S-8 No. 333-176735) pertaining to the Amended and Restated Ulta Beauty, Inc. 2011 Incentive Award Plan

of our reports dated March 27, 2025, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Ulta Beauty, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended February 1, 2025, and the financial statement schedule of Ulta Beauty, Inc. included herein.

/s/ Ernst & Young LLP

Chicago, Illinois

March 27, 2025